FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 10, 2008

Superior Oil and Gas Co.
(Exact name of registrant as specified in its charter)

Nevada (state of incorporation)	000-50173 (Commission File Number)	87-0537621 (IRS Employer I.D. Number)

844 South Walbaum Road
Calumet, OK 73014
(405) 884-2080
____________________________________________________
(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On June 12, 2008 Daniel Lloyd, our company’s chief executive officer, president, chief financial officer and a director, suffered a serious heart attack. On July 10, 2008 our directors determined that Mr. Lloyd’s executive and director positions were vacant due to his condition.

(c)    On July 10, 2008 the two remaining directors - B. J. “Bill” Sparks and W. R. Lott III - filled the vacancies created by Mr. Lloyd’s condition as follows: Director - J. Michael Sherrod; and Chief Executive Officer, President and Chief Financial Officer - B.J. “Bill” Sparks.

Mr. Sparks, 78, has been a director of our company since February 1997. He is a geologist and has been employed since 1998 as a senior geologist of Blue Sky Oil Co. of Irving, Texas, a company under the control of Mr. Jerry Jones, the owner of the Dallas Cowboys football team.

Mr. Sherrod, 54, graduated from the University of Oklahoma with degrees in accounting (1983) and law (1986) and has practiced law in Oklahoma since 1986. His practice has emphasized litigation, both civil and criminal, and business and corporate transactions. His experience ranges from serving as general counsel of Vanguard U.S.A. Corporation in Oklahoma City (1988), as assistant district attorney in Seminole County, Oklahoma (1990-1992), as an associate in an Oklahoma City law firm (Cooper & Zorn, P.C., 1993), as Administrative Law Judge for the Office of Administrative Hearings with the Oklahoma Department of Human Services (1994 - 2000 with the position of Chief Administrative Law Judge from 1995 until 2000) and the private practice of law since 2000 representing corporations and individuals, particularly in the oil and gas and financial industries. During his career, he has been instrumental in helping companies and agencies adapt to new technologies and has been a speaker before the Oklahoma and American Bar Associations.

Neither Mr. Sparks nor Mr. Sherrod has any family relationship with any director or executive officer of our company.

Since the beginning of our last fiscal year, there have been no transactions or currently proposed transactions in which our company was or is to be a participant and the amount exceeds $120,000 in which any related person had or will have a direct or indirect material interest. Further, there are no material plans, contracts or arrangements (whether or not written) to which any executive officer or director is a party or participates that has been entered into in connection with Mr. Lloyd’s departure as an executive officer and a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2008

SUPERIOR OIL AND GAS CO.

By:	/s/ B.J. Sparks
B.J. Sparks, President